Exhibit 10.1
LIMITED WAIVER
Reference is hereby made to that certain Amended and Restated Employment Agreement, dated as of November 4, 2015, as amended by the First Amendment thereto dated July 27, 2017 and the Second Amendment thereto dated January 14, 2022 (such agreement, as amended, the “Employment Agreement”), by and between Masimo Corporation, a Delaware corporation (the “Company”), and Joe Kiani (the “Executive”). Capitalized terms used but not defined in this limited waiver (this “Waiver”) shall have the meanings set forth in the Employment Agreement.
RECITALS
A.    Section 9(iii) of the Employment Agreement defines a “Change in Control” as a change in the Board in which the individuals who constituted the Board at the beginning of the twenty-four (24) month period immediately preceding such change cease for any reason to constitute two-thirds or more of the directors then in office; and
B.    Executive has agreed to waive the right to assert that a Change in Control has occurred pursuant to Section 9(iii) of the Employment Agreement unless the individuals who constituted the Board at the beginning of the twelve (12) month period immediately preceding such change, as defined in Section 9(iii), cease for any reason to constitute one-half or more of the directors then in office.
NOW, THEREFORE, in consideration of the foregoing and in order to facilitate the foregoing, the Executive hereby agrees as follows:
1.WAIVER. The Executive hereby unconditionally, irrevocably and permanently waives the right to assert that a Change in Control has occurred pursuant to Section 9(iii) of the Employment Agreement unless the individuals who constituted the Board at the beginning of the twelve (12) month period immediately preceding such change, as defined in Section 9(iii), cease for any reason to constitute one-half or more of the directors then in office. In addition, for purposes of determining whether a Change in Control has occurred, any individual elected to the Board at the 2023 annual meeting of stockholders will be treated as a member of the Board at the beginning of the twelve (12) month period.
2.SCOPE OF WAIVER. Other than as set forth in this Waiver, no terms or conditions of the Employment Agreement shall be waived, amended or modified by this Waiver. For the avoidance of doubt, this Waiver shall not constitute a waiver by the Executive of any other provisions of the Employment Agreement.

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THIS WAIVER is hereby executed on this the 5th day of June, 2023.

“Executive”
/s/ JOE KIANI
JOE KIANI